                                                                                 Bank of America
                                                                                 100 North Tryon Street
                                                                                  Charlotte, NC  28255
                                                                                  Tel 704.386.5000

January 24, 2002

Media may contact:

Eloise Hale, Bank of America Corporation, 704.387.0013
eloise.hale@bankofamerica.com

Bank of America Prices $900 Million in Capital Securities

CHARLOTTE - Bank of America Corporation today priced an offering of $900 million in capital securities to be issued by BAC Capital Trust II for sale in the United States.

The annual dividend rate is 7% and is paid quarterly on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 2002. The offering is sold through sole book-running lead manager Banc of America Securities LLC and joint lead manager Incapital LLC. Co-managers include A.G. Edwards & Sons, Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Lehman Brothers, Morgan Stanley, Prudential Securities, UBS Warburg, US Bancorp Piper Jaffray and Wachovia Securities. Closing is scheduled for January 31, 2002.

The securities are part of a shelf registration for trust preferred securities previously declared effective by the Securities and Exchange Commission. Bank of America intends to list the securities on the New York Stock Exchange.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific, London and certain shares are listed on the Tokyo stock exchanges.

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